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                                                                    EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         As independent certified public accountants, we hereby consent to the incorporation by reference in this S-8 registration statement of our report dated February 16, 2000 (except with respect to the matter discussed in Note 12, as to which the date is March 27, 2000), included in H.T.E., Inc.'s Form 10- K for the year ended December 31, 1999, and to all references to our firm in this registration statement.

                                               /s/ ARTHUR ANDERSEN LLP

Tampa, Florida,
December 18, 2000